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                                                                 EXHIBIT 5.1

                          Triplett, Woolf & Garretson, LLC
                          2959 North Rock Road, Suite 300
                               Wichita, Kansas 67226
                                   (316) 630-8100
                                Fax:  (316) 630-8101

                                 December 28, 1998

Brite Voice Systems, Inc.
250 International Parkway, Suite 300
Heathrow, Florida 32746


     RE:  Brite Voice Systems, Inc.
          Employee Stock Purchase Plan

Gentlemen:

We have assisted in the preparation of the Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission relating to 300,000 shares of the common stock, no par value per share, of Brite Voice Systems, Inc., a Kansas corporation (the "Company"), issuable under the Company's Employee Stock Purchase Plan (the "Plan").

We have examined the Articles of Incorporation and Bylaws of the Company, and all amendments thereto, and originals, or copies certified to our satisfaction, of all pertinent records of the meetings of the directors and stockholders of the Company, the Registration Statement and such other documents relating to the Company as we have deemed material for the purposes of this opinion.

In connection with our examination of the foregoing documents, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such latter documents.

Based upon the foregoing, we are of the opinion that the Company has duly authorized for issuance of the shares of its common stock covered by the Registration Statement to be issued under the Plan, as described in the Registration Statement, and such shares, when issued in accordance with the terms of the Plan, will be legally issued, fully paid and nonassessable.


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We hereby consent to the filing of this opinion with the Securities and Exchange
Commission in connection with the Registration Statement.

                                   Very truly yours,

                                   TRIPLETT, WOOLF & GARRETSON, LLC

                                   /s/ Thomas P. Garretson

                                   By Thomas P. Garretson